CORPORATE ACCESS NUMBER

20671721

Alberta
GOVERNMENT OF ALBERTA

BUSINESS CORPORATIONS ACT

CERTIFICATE
OF
INCORPORATION

POLY-PACIFIC INTERNATIONAL INC.

WAS INCORPORATED IN ALBERTA ON OCTOBER 25, 1995

REGISTRIES
GOVERNMENT OF ALBERTA

Registrar of Corporations

REG 3066 (95/09)

BUSINESS CORPORATIONS ACT
(SECTION 6)
ALBERTA CONSUMER AND CORPORATE AFFAIRS
FORM 1

ARTICLES OF INCORPORATION

1. NAME OF CORPORATION:

POLY-PACIFIC INTERNATIONAL INC.

2. THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

See attached Schedule "A".

3. RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

None.

4. NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION MAY HAVE:

Minimum 1 - Maximum 15

5. IF THE CORPORATION IS RESTRICTED **FROM** CARRYING ON A CERTAIN BUSINESS, OR RESTRICTED **TO** CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTION(S):

None.

6. OTHER RULES OR PROVISIONS (IF ANY):

See attached Schedule "B"

7. DATE: October 24, 1995

INCORPORATOR'S NAME	ADDRESS	SIGNATURE
David S. Tam	1500, 10180 - 101 Street Edmonton, Alta. T5J 4K1	

SCHEDULE "A" TO ARTICLES OF INCORPORATION

OF

POLY-PACIFIC INTERNATIONAL INC.

The Corporation is authorized to issue an unlimited number of shares, designated as Common Shares, and an unlimited number of shares, designated as Preferred Shares.

A. There shall be attached to the Common Shares the following rights, privileges, restrictions and conditions, namely:

1. The holders thereof shall have the right to vote at any meeting of shareholders of the Corporation;

2. The holders thereof shall have the right to receive any dividend declared by the Corporation;

3. The holders thereof shall have the right to receive the remaining property of the Corporation on its dissolution, liquidation, winding up or other distribution of its assets or property among its shareholders for the purpose of winding up its affairs.

The foregoing rights, privileges, restrictions and conditions are subject to the rights, privileges, restrictions and conditions attaching to any other class of shares now or hereafter created and expressed to rank in priority to the Common Shares.

B. There shall be attached to the Preferred Shares the following rights, privileges, restrictions and conditions, namely:

1. The Preferred Shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by resolution of the directors of the Corporation, who shall also determine by resolution passed before the issue of any Preferred Shares of each series the designation of the shares of such series and the rights, privileges, restrictions and conditions attaching thereto, including but without limiting the generality of the foregoing, the rate of amount of preferential dividends, the date or dates and place or places of payment thereof, conversion privileges, if any, and the conditions thereof, the redemption or purchase price and the terms and conditions of any redemption or purchase of such shares, if subject to redemption or purchase for cancellation, the terms and conditions of any sinking fund or purchase fund, the amount or amounts to be paid on such shares upon

any distribution of assets of the Corporation among its shareholders in the event of its liquidation, dissolution or winding-up, voting rights, if any, and restrictions, if any, respecting the payment of dividends on and the redemption and purchase of any shares ranking junior to the Preferred Shares.

2. The Preferred Shares of any series may be made subject to redemption or purchase for cancellation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the shares of that series, as determined before the issue thereof by resolution of the directors of the Corporation, provided that no such shares may be redeemed or purchased for cancellation at prices exceeding the redemption price stated in or calculated according to a formula stated in the terms of issue thereof.

3. The Preferred Shares shall be entitled to preference over the Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares with respect to payment of dividends and return of capital and the Preferred Shares of each series may also be given such other preferences over the Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares as may be determined before the issue thereof as hereinbefore provided.

4. The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and return of capital.

5. If any cumulative dividends or amounts payable on return of capital in respect of a series of Preferred Shares are not paid in full, the shares of all series of the same class shall participate rateably in respect of accumulated dividends and return of capital.

6. The holders of the Preferred Shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at such meeting, except as provided in the Canada Business Corporations Act or in the rights, privileges, restrictions and conditions attached to the Preferred Shares of any series before the issue thereof as hereinbefore provided.

7. The holders of the Preferred Shares shall not, as such, be entitled as of right to subscribe for or purchase any issue or part of any issue of shares of the Corporation whether now or hereafter authorized.

SCHEDULE "B" TO ARTICLES OF INCORPORATION

OF

POLY-PACIFIC INTERNATIONAL INC.

1. The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

2. A director or directors of the Corporation may be elected or appointed for terms expiring not later than the close of the third annual meeting of shareholders following the election.

3. The Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

CONSENT

POLY-PACIFIC INC. hereby consents to the use of the name POLY-PACIFIC INTERNATIONAL INC.

DATED the 27th day of October, 1995.

POLY-PACIFIC INC.

Per: [signature]

FILED B
OCT 31 1995
Registrar of Corporations
Province of Alberta

CONSENT

POLY-PACIFIC TECHNOLOGY INC. hereby consents to the use of the name POLY-PACIFIC INTERNATIONAL INC.

DATED the 27th day of October, 1995.

POLY-PACIFIC TECHNOLOGY INC.

Per: [signature]

FILED
OCT 31 1995
Registrar of Corporations
Province of Alberta

CORPORATE ACCESS NUMBER: 206717217

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

POLY-PACIFIC INTERNATIONAL INC.
AMENDED ITS ARTICLES ON 1999/04/23.

REGISTRAR OF CORPORATIONS

Name/Structure Change Alberta Corporation - Registration Statement

Service Request Number: 1124348
Corporate Access Number: 206717217
Previous Legal Entity Name: POLY-PACIFIC INTERNATIONAL INC.
Previous French Equivalent Name:

Legal Entity Name:	POLY-PACIFIC INTERNATIONAL INC.
French Equivalent Name:	
Legal Entity Status:	Active
Alberta Corporation Type:	Named Alberta Corporation
Nuans Report Number:	PRE-CONV
Nuans Report Date:	1995/10/25
French Name Nuans Report Number:	
French Name Nuans Report Date:	
Classes Of Shares and any Maximum Number(within each class):	SEE SCHEDULE "A"
Restrictions On Share Transfers:	NONE
Minimum Number Of Directors:	1
Maximum Number Of Directors:	15
Restrictions On Business To:	NONE
Restrictions On Business From:	NONE
Other Provisions:	SEE SCHEDULE "B"
Section And Subsection of Act Change Made Under:	27 (5)
Directors Issue Shares In Series:	
Professional Endorsement Provided:	
Future Dating Required:	
Amendment Date:	1999/04/23

Annual Returns

File Year	Date Filed
1998	1999/03/31
1997	1998/04/18
1996	1997/04/10

Attachments

Attachment Type	Microfilm Bar Code	Date Recorded
Share Capital	ELECTRONIC	1999/04/23
Other Rules or Provisions	ELECTRONIC	1999/04/23

Registration Authorized By: DAVID TAM
AGENT OF CORPORATION

SCHEDULE "A" TO ARTICLES

OF

POLY-PACIFIC INTERNATIONAL INC.

The Corporation is authorized to issue an unlimited number of shares, designated as Common Shares and an unlimited number of shares, designated as Preferred Shares.

A. There shall be attached to the Common Shares the following rights, privileges, restrictions and conditions, namely:

1. The holders thereof shall have the right to vote at any meeting of shareholders of the Corporation;

2. The holders thereof shall have the right to receive any dividend declared by the Corporation;

3. The holders thereof shall have the right to receive the remaining property of the Corporation on its dissolution, liquidation, winding up or other distribution of its assets or property among its shareholders for the purpose of winding up its affairs.

The foregoing rights, privileges, restrictions and conditions are subject to the rights, privileges, restrictions and conditions attaching to any other class of shares now or hereafter created and expressed to rank in priority to the Common Shares.

B. There shall be attached to the Preferred Shares the following rights, privileges, restrictions and conditions, namely:

1. The Preferred Shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by resolution of the directors of the Corporation, who shall also determine by resolution passed before the issue of any Preferred Shares of each series the designation of the shares of such series and the rights, privileges, restrictions and conditions attaching thereto, including but without limiting the generality of the foregoing, the rate of amount of preferential dividends, the date or dates and place or places of payment thereof, conversion privileges, if any, and the conditions thereof, the redemption or purchase price and the terms and conditions of any redemption or purchase of such shares, if subject to redemption or purchase for cancellation, the terms and conditions of any sinking fund or purchase fund, the amount or amounts to be paid on such shares upon any distribution of assets of the Corporation among its shareholders in the event of its liquidation, dissolution or winding-up, voting rights, if any, and restrictions, if any, respecting the payment of dividends on and the redemption and purchase of any shares ranking junior to the Preferred Shares.

2. The Preferred Shares of any series may be made subject to redemption or purchase for cancellation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the shares of that series, as determined before the issue thereof by resolution of the directors of the Corporation, provided that no such shares may be redeemed or purchased for cancellation at prices exceeding the redemption price stated in or calculated according to a formula stated in the terms of

issue thereof.

3. The Preferred Shares shall be entitled to preference over the Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares with respect to payment of dividends and return of capital and the Preferred Shares of each series may also be given such other preferences over the Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares as may be determined before the issue thereof as hereinbefore provided.

4. The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and return of capital.

5. If any cumulative dividends or amounts payable on return of capital in respect of a series of Preferred Shares are not paid in full, the shares of all series of the same class shall participate rateably in respect of accumulated dividends and return of capital.

6. The holders of the Preferred Shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at such meeting, except as provided in the Business Corporations Act or in the rights, privileges, restrictions and conditions attached to the Preferred Shares of any series before the issue thereof as hereinbefore provided.

7. The holders of the Preferred Shares shall not, as such, be entitled as of right to subscribe for or purchase any issue or part of any issue of shares of the Corporation whether now or hereafter authorized.

C. The Corporation is also authorized to issue 3,030,200 Series I Preferred Shares; the rights, privileges, restrictions and conditions attaching thereto are as follows:

1. For the purposes of the following clauses hereof the following words or expressions shall have the following meanings, namely:

1.1 "Redemption Amount" when used in relation to a Series I Preferred Share means the sum of $1.00 (Canadian funds);

1.2 "Subordinated Shares" means:

1.2.1 the shares of the Corporation designated as "common shares"; and

1.2.2 any other class of shares of the Corporation created at any time by Articles of Amendment of the Corporation filed with the Registrar of Corporations, Province of Alberta, and which pursuant to the rights, privileges, restrictions and conditions attaching thereto are expressed to be subordinate in respect of any one or more of the payment of dividends, a return of capital and their redemption (whether at the option of the Corporation or at the option of the holder thereof).

2. The holders of the Series I Preferred Shares in priority to the Subordinated Shares shall be entitled to receive and the Corporation

shall pay thereon, as and when declared by the board of directors of the Corporation out of the monies of the Corporation properly applicable to the payment of dividends, fixed preferential cumulative cash dividends at a rate per annum of 5% on the Redemption Amounts thereof. Such dividends shall accrue on the Series I Preferred Shares from their respective dates of issue. Such dividends shall be paid yearly, half yearly or quarterly as the directors of the Corporation may from time to time determine. The directors of the Corporation shall be entitled from time to time to declare part only of the said preferential cumulative cash dividends for any fiscal year of the Corporation notwithstanding that such dividends for such fiscal year shall not be declared in full. If within three months after the expiration of any fiscal year of the Corporation the board of directors in its discretion shall not declare the said dividends or any part thereof on the Series I Preferred Shares for such fiscal year then such dividends or the unpaid part thereof shall be paid on a subsequent date or dates determined by the directors of the Corporation on which the Corporation shall have sufficient moneys properly applicable to the payment of same. The holders of the Series I Preferred Shares shall not be entitled to any dividends other than or in excess of the preferential cumulative cash dividends hereinbefore provided for.

3. No dividend shall at any time be declared and paid on or set apart for payment on any of the Subordinated Shares in any fiscal year of the Corporation unless and until the preferential cumulative cash dividends on all the Series I Preferred Shares which are issued and outstanding at that time have been declared and paid or set apart for payment for that fiscal year and each prior fiscal year during which any of the Preferred Shares were outstanding.

4. In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets or property of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Series I Preferred Shares shall be entitled to receive from the assets and property of the Corporation a sum equivalent to the aggregate of the Redemption Amounts of the Series I Preferred Shares held by them respectively together with the amount of all unpaid cumulative dividends, whether declared or not, which shall have accrued thereon (and which for such purpose shall be treated as accruing up to the date of such distribution) before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any Subordinated Shares. After payment to the holders of the Preferred Shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

5. The Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Series I Preferred Shares on payment for each share to be redeemed of the Redemption Amount thereof together with unpaid cumulative dividends, whether declared or not, which shall have accrued thereon (and which for such purpose shall be treated as accruing up to the date of such redemption). In case a part only of the then outstanding Series I Preferred Shares is at any time to be redeemed the Series I Preferred Shares which are to be redeemed by the Corporation shall be selected by it from the then outstanding Series I Preferred Shares held by each holder thereof as nearly as may be (so as to eliminate a fraction of a share) in proportion to his total holding of Series I Preferred Shares.

6. In the case of a redemption of Series I Preferred Shares, the Corporation shall at least 7 days before the date specified for redemption mail or deliver to each person who at the date of mailing or delivery is a holder of Series I Preferred Shares to be redeemed, a notice in writing of the intention of the Corporation to redeem such Series I Preferred Shares. In case of mailing, such notice shall be mailed by letter, postage prepaid, addressed to the holder at his address as it appears on

the records of the Corporation or in the event of the address of any such holder not so appearing, then to the last known address of such holder; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which the redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption the Corporation shall pay or cause to be paid to or to the order of the holders of the Series I Preferred Shares to be redeemed, the redemption price thereof on presentation and surrender at the head office of the Corporation or any other place designated in such notice of the certificates representing the Series I Preferred Shares called for redemption. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice the Series I Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of intention to redeem any Series I Preferred Shares to deposit the redemption price of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Series I Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series I Preferred Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving, without interest, their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.

7. A holder of Series I Preferred Shares shall have the right, at his option, at any time up to and including the Expiry Date to convert all Series I Preferred Shares registered in his name or such portion thereof as he may select on the basis of 1.54 Common Shares for each Series I Preferred Share converted subject to the following terms and conditions:

7.1 the conversion right shall be exercised by a holder of Series I Preferred Shares giving to the Corporation at its registered office in Alberta his written notice of such exercise specifying the number of Series I Preferred Shares held by him and which are to be converted; such notice to be accompanied by the certificate(s) representing the Series I Preferred Shares which are to be converted. If less than all the Series I Preferred Shares represented by such certificate(s) are to be converted then, unless otherwise specified by such holder the shares thereby represented which are to be converted shall firstly be taken from such of those shares which shall have been called for redemption;

7.2 in the case of any Series I Preferred Shares which shall be called for redemption, the right of conversion thereof shall cease on the earlier of the Expiry Date and the close of business on the last Business Day preceding the date fixed for redemption; provided that if the Corporation shall fail to proceed with such redemption in accordance with the applicable

notice of redemption and if such failure occurs prior to the Expiry Date the right of conversion with respect to such Series I Preferred Shares shall thereupon be restored;

7.3 so soon as the holder of Series I Preferred Shares has exercised his conversion right:

7.3.1 a security certificate for the Common Shares resulting from such conversion shall be issued by the Corporation and delivered to the holder of the Series I Preferred Shares which have been converted;

7.3.2 a security certificate for any Series I Preferred Shares included in the certificate(s) surrendered for conversion but which are not to be converted shall be issued by the Corporation and likewise delivered; and

7.3.3 any cash payment to be made in lieu of the issue of a fractional Common Share shall be paid by the Corporation to the holder of the Series I Preferred Shares which have been converted;

7.4 the right of a holder of Series I Preferred Shares to convert same into Common Shares shall be deemed to have been exercised and such holder shall be deemed to have become the holder of the appropriate number of Common Shares for all purposes on the date upon which he surrenders to the Corporation certificate(s) for the Series I Preferred Shares to be converted, accompanied by the written notice referred to in subclause 7.1 above, notwithstanding any delay in the issue and delivery to him of a certificate representing the appropriate number of Common Shares;

7.5 no security certificate representing a fraction of a Common Share will be issued or delivered by the Corporation on the exercise of a right conversion by a holder of Series I Preferred Shares. In lieu thereof such holder shall be entitled to receive from the Corporation a cash payout of the then value of such fractional interest calculated on the basis of the then fair market value of a Common Share as determined by such holder and the Corporation or failing such determination as determined by the auditors or accountants of the Corporation whose determination shall be conclusive and binding on such holder and the Corporation;

7.6 the holder of Series I Preferred Shares on the record date for any dividend declared payable thereon shall be entitled to such dividend notwithstanding that such Series I Preferred Shares are converted after such record date but before the payment date of such dividend. The registered holder of Common Shares resulting from any conversion shall be entitled to rank equally with the registered holders of all remaining Common Shares in respect of all dividends declared payable to holders of Common Shares of record on any date on or after the date of conversion. Save as aforesaid, no payment or adjustment shall be made on account of any dividend, accrued or otherwise, on Series I Preferred Shares converted or on Common Shares resulting from any conversion;

7.7 the Corporation shall at all times reserve and keep available out of its authorized but unissued shares, for the purpose of

effecting the conversion of Series I Preferred Shares as herein provided, such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series I Preferred Shares.

7.8 After the 1st day of April, 2004, any Series I Preferred Shares that have not been converted by that date may be repurchased by the Corporation for cancellation at their issue price plus any declared but unpaid dividends.

8. For the purposes of the above clauses:

8.1 "Business Day" means any day other than a Saturday, a Sunday or any other day that in Alberta is a statutory holiday;

8.2 "Common Shares" means the common shares of the Corporation as such shares were constituted on the 25th day of October, 1995 or as subsequently consolidated or subdivided;

8.3 "Expiry Date" means five (5) years from the date of issue of Series I Preferred Shares.

SCHEDULE "B" TO ARTICLES

OF

POLY-PACIFIC INTERNATIONAL INC.

1. The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

2. A director of directors of the Corporation may be elected or appointed for terms expiring not later than the close of the third annual meeting of shareholders following the election.

3. The Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

CORPORATE ACCESS NUMBER: 206717217

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

POLY-PACIFIC INTERNATIONAL INC.
AMENDED ITS ARTICLES ON 2003/06/12.

REGISTRAR OF CORPORATIONS

Name/Structure Change Alberta Corporation - Registration Statement

ervice Request Number:	5061612
Corporate Access Number:	206717217
Legal Entity Name:	POLY-PACIFIC INTERNATIONAL INC.
French Equivalent Name:	
Legal Entity Status:	Active
Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	POLY-PACIFIC INTERNATIONAL INC.
New French Equivalent Name:	
Nuans Number:	PRE-CONV
Nuans Date:	1995/10/25
French Nuans Number:	
French Nuans Date:	
Share Structure:	SEE SCHEDULE "A"
Share Transfers Restrictions:	NONE
Number of Directors:	
Min Number Of Directors:	1
lax Number Of Directors:	15
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SEE SCHEDULE "B"
BCA Section/Subsection:	173 (1) (N)

Professional Endorsement Provided:

Future Dating Required:

Annual returns are outstanding for the 2002 file year(s).

Annual Return

File Year	Date Filed
2001	2001/11/26
2000	2000/11/14
1999	2000/11/10

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
hare Structure	ELECTRONIC	1999/04/23
Other Rules or Provisions	ELECTRONIC	1999/04/23
Other Rules or Provisions	ELECTRONIC	2003/06/12

Registration Authorized By: DAVID S. TAM
SOLICITOR

SCHEDULE "B" TO ARTICLES

OF

POLY-PACIFIC INTERNATIONAL INC.

1. The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

2. A director of directors of the Corporation may be elected or appointed for terms expiring not later than the close of the third annual meeting of shareholders following the election.

3. The Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

4. Meetings of the shareholders of the Corporation may be held outside Alberta at Ontario, California; and, if such meetings are held in Ontario, California, then live video conference participation will be enabled to shareholders at Edmonton, Alberta.

{POLYPAB.TXT;1}

BUSINESS CORPORATIONS ACT
(SECTION 29 OR 177)
ALBERTA CONSUMER AND CORPORATE AFFAIRS
FORM 4

ARTICLES OF AMENDMENT

1. NAME OF CORPORATION   2. CORPORATE ACCESS NUMBER

POLY-PACIFIC INTERNATIONAL INC.   206717217

3. THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED IN ACCORDANCE WITH SECTION 173 (1) (n) OF THE BUSINESS CORPORATIONS ACT by adding the following paragraph to Schedule "B" to the Articles:

> "4. Meetings of the shareholders of the Corporation may be held outside Alberta at Ontario, California; and, if such meetings are held in Ontario, California, then live video conference participation will be enabled to shareholders at Edmonton, Alberta."

so that the other provisions in their entirety are as set out Schedule "B" attached hereto.

June 12/03	[signature]	Solicitor
DATE	SIGNATURE	TITLE

REGISTERED BY PARLEE McLAWS LLP

FILE # 51261-27

DATE: June 12/03

{E3057254.DOC;1}

SCHEDULE "B" TO ARTICLES

OF

POLY-PACIFIC INTERNATIONAL INC.

1. The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

2. A director of directors of the Corporation may be elected or appointed for terms expiring not later than the close of the third annual meeting of shareholders following the election.

3. The Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

4. Meetings of the shareholders of the Corporation may be held outside Alberta at Ontario, California; and, if such meetings are held in Ontario, California, then live video conference participation will be enabled to shareholders at Edmonton, Alberta.